Exhibit  11.0   STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

    For the Nine Months and Three Months Ended December 31, 1999 (UNAUDITED)

Statement regarding computation of earnings per share for the nine months ended December 31, 1999.

                           Income    Weighted Average Shares    Per-Share Amount
                           ------    -----------------------    ----------------

  Net Income              $29,829             $91,629                 $0.33
                          -------             -------                 -----

Statement regarding computation of earnings per share for the three months ended December 31, 1999.

                           Income    Weighted Average Shares    Per-Share Amount
                           ------    -----------------------    ----------------

  Net Income              $11,868             $90,561                 $0.13
                          -------             -------                 -----

                  For the Three Months Ended December 31, 1998 (UNAUDITED)

Statement regarding computation of earnings per share for the three months ended December 31, 1998.

                           Income    Weighted Average Shares    Per-Share Amount
                           ------    -----------------------    ----------------

  Net Income              $ 4,148             $91,345                 $0.05
                          -------             -------                 -----

Note: Net earnings per share are computed based upon the weighted average common equivalent shares outstanding for periods subsequent to the Bank's conversion to a stock savings bank on September 22, 1998. Net earnings per share for the three and nine months ended December 31, 1997 and the nine months ended December 31, 1998 are not meaningful.